CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-56519), the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-91573), the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-82103), and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91601), the Registration Statement on Form S-8 (No. 333-85979) and the Registration Statement on Form S-8 (No. 333-18411), all of Brilliant Digital Entertainment, Inc. of our report dated March 29, 2000 appearing on page 32 of this Annual Report on Form 10-KSB.

                           /s/  PricewaterhouseCoopers, LLP

Los Angeles, California
March 29, 2000